Redfin Reports Fourth Quarter and Full Year 2022 Financial Results

SEATTLE - February 16, 2023 - Redfin Corporation (NASDAQ: RDFN) today announced results for its fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022
Fourth quarter revenue was $479.7 million, a decrease of 25% compared to the fourth quarter of 2021. Gross profit was $37.4 million, a decrease of 65% year-over-year. Real estate services gross profit was $26.3 million, a decrease of 65% year-over-year, and real estate services gross margin was 18%, compared to 33% in the fourth quarter of 2021.

Net loss was $61.9 million, compared to a net loss of $27.0 million in the fourth quarter of 2021. Net loss attributable to common stock was $62.1 million. Net loss per share attributable to common stock, diluted, was $0.57, compared to net loss per share, diluted, of $0.27 in the fourth quarter of 2021.

Full Year 2022
Full year revenue was $2,284.4 million, an increase of 19% year-over-year. Gross profit was $286.1 million, a decrease of 29% year-over-year. Real estate services gross profit was $179.0 million, a decrease of 40% year-over-year, and real estate services gross margin was 23%, compared to 33% in 2021.

Net loss was $321.1 million, compared to a net loss of $109.6 million in 2021. Net loss attributable to common stock was $322.7 million. Net loss per share attributable to common stock, diluted, was $2.99, compared to a net loss per share, diluted, of $1.12 in 2021.

“Redfin in the fourth quarter of 2022 set ourselves up to earn adjusted EBITDA in 2023, which would be an improvement in profits of nearly $200 million, even in a major housing downturn,” said Redfin CEO Glenn Kelman. “We shifted to more digital-margin revenue, lowered expenses, increased our share of online real estate traffic, and improved the quality of our sales force. The discipline to make adjusted EBITDA this year can make us very profitable when the housing market recovers. We also bought $143 million of debt for $84 million in cash. We have either sold or accepted an offer to sell all but 19 of our RedfinNow homes. Our revenues and net income exceeded the guidance we gave investors in our November earnings report.”

Fourth Quarter and Full Year Highlights
•Reached market share of 0.76% of U.S. existing home sales by units in the fourth quarter. For the year, Redfin reached a market share of 0.80%, an increase of 3 bps compared to 2021.
•Redfin’s mobile apps and website reached nearly 44 million average monthly users in the fourth quarter. For the year, Redfin reached a record of nearly 50 million average monthly users, an increase of 5% compared to 2021.
•Brought Redfin agent service to Wilmington, North Carolina and Green Bay, Wisconsin and expanded listing coverage to a total of 98% of the U.S. population.
•Maintained momentum in mortgage cross-selling, with 17% attach rates for the fourth quarter which was flat compared to the third quarter of 2022.

•Confirmed Redfin sells homes faster and for more money than other brokerages for the 7th year in a row. Nationwide Redfin listings sold about 3 days faster and for $1,800 more than comparable listings from other brokerages according to a third-party study that we commissioned.
•Delivered software to improve the customers experience and employee productivity:
◦Added energy cost estimates to U.S. home listings, helping consumers understand the full cost of living in a home and allowing homeowners to discover how much they could save by installing solar panels.
◦Added zoning and land-use data to U.S. home listings, making it easier for consumers to understand how properties may or may not be used.
◦Implemented a new design system for iOS home detail pages that increased homebuyer contact and tour completion rates.
◦Improved landlord referral process from Redfin.com to rentals.com, helping retain high-intent prospective landlords.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of February 16, 2023, and are subject to substantial uncertainty.

For the first quarter of 2023 we expect:
•Total revenue between $307 million and $324 million, representing a year-over-year decline between (49)% and (46)% compared to the first quarter of 2022. Included within total revenue are real estate services segment revenue between $122 million and $130 million, properties segment revenue between $108 million to $113 million, rentals revenue between $41 million and $42 million, and mortgage revenue between $29 million and $32 million.
•Total net loss is expected to be between $116 million and $105 million, compared to net loss of $91 million in the first quarter of 2022. This guidance includes approximately $45 million in total marketing expenses, $20 million of stock-based compensation, $17 million of depreciation and amortization, $7 million in gains on extinguishment of convertible senior notes and $1 million in restructuring expenses. Adjusted EBITDA loss is expected to be between $84 million and $73 million. Furthermore, we expect to pay a quarterly dividend of 30,640 shares of common stock to our preferred stockholder.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2022, which is available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

About Redfin
Redfin (www.redfin.com) is a technology-powered real estate company. We help people find a place to live with brokerage, rentals, lending, title insurance, and renovations services. We sell homes for more money and charge half the fee. We also run the country's #1 real estate brokerage site. Our home-buying customers see homes first with on-demand tours, and our lending and title services help them close quickly. Customers selling a home can have our renovations crew fix up their home to sell for top dollar. Our rentals business empowers millions nationwide to find apartments and houses for rent. Since launching in 2006, we've saved customers more than $1.5 billion in commissions. We serve more than 100 markets across the U.S. and Canada and employ over 5,000 people.

Redfin-F

Contacts

Investor Relations
Meg Nunnally, 206-576-8610
ir@redfin.com

Public Relations
Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$239,840	$591,003
Restricted cash	2,406	127,278
Short-term investments	122,259	33,737
Accounts receivable, net of allowances for credit losses of $2,019 and $1,298	54,880	69,594
Inventory	114,273	358,221
Loans held for sale	199,604	35,759
Prepaid expenses	34,506	22,948
Other current assets	8,690	7,524
Total current assets	776,458	1,246,064
Property and equipment, net	55,105	58,671
Right-of-use assets, net	42,032	54,200
Mortgage servicing rights, at fair value	36,261	—
Long-term investments	29,480	54,828
Goodwill	461,349	409,382
Intangible assets, net	162,272	185,929
Other assets, noncurrent	11,247	12,898
Total assets	$1,574,204	$2,021,972
Liabilities, mezzanine equity, and stockholders' equity
Current liabilities
Accounts payable	$11,819	$12,546
Accrued and other liabilities	109,743	118,122
Warehouse credit facilities	190,509	33,043
Secured revolving credit facility	—	199,781
Convertible senior notes, net	23,431	23,280
Lease liabilities	19,137	15,040
Total current liabilities	354,639	401,812
Lease liabilities, noncurrent	37,298	55,222
Convertible senior notes, net, noncurrent	1,078,157	1,214,017
Deferred tax liabilities	243	1,201
Total liabilities	1,470,337	1,672,252
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 and 40,000 shares issued and outstanding at December 31, 2022 and 2021, respectively	39,914	39,868
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 109,696,178 and 106,308,767 shares issued and outstanding at December 31, 2022 and 2021, respectively	110	106
Additional paid-in capital	757,951	682,084
Accumulated other comprehensive loss	(801)	(174)
Accumulated deficit	(693,307)	(372,164)
Total stockholders’ equity	63,953	309,852
Total liabilities, mezzanine equity, and stockholders’ equity	$1,574,204	$2,021,972

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue
Service	$219,121	$265,992	$1,081,877	$1,042,112
Product	260,543	377,065	1,202,565	880,653
Total revenue	479,664	643,057	2,284,442	1,922,765
Cost of revenue(1)
Service	163,467	161,780	772,351	648,660
Product	278,762	373,253	1,226,038	870,285
Total cost of revenue	442,229	535,033	1,998,389	1,518,945
Gross profit	37,435	108,024	286,053	403,820
Operating expenses
Technology and development(1)	47,041	43,894	196,250	156,718
Marketing(1)	24,238	22,397	158,071	138,740
General and administrative(1)	62,889	66,962	254,593	218,315
Restructuring and reorganization	21,798	—	40,469	—
Total operating expenses	155,966	133,253	649,383	513,773
Loss from operations	(118,531)	(25,229)	(363,330)	(109,953)
Interest income	4,691	163	6,639	635
Interest expense	(4,905)	(3,939)	(17,745)	(11,762)
Income tax benefit (expense)	299	744	(126)	6,107
Gain on extinguishment of convertible senior notes	57,193	—	57,193	—
Other (expense) income, net	(693)	1,259	(3,774)	5,360
Net loss	$(61,946)	$(27,002)	$(321,143)	$(109,613)
Dividends on convertible preferred stock	(144)	(1,394)	(1,560)	(7,269)
Net loss attributable to common stock—basic and diluted	$(62,090)	$(28,396)	$(322,703)	$(116,882)
Net loss per share attributable to common stock—basic and diluted	$(0.57)	$(0.27)	$(2.99)	$(1.12)
Weighted average shares of common stock—basic and diluted	108,997,415	105,739,395	107,927,464	104,683,460

Net loss	$(61,946)	$(27,002)	$(321,143)	$(109,613)
Other comprehensive income
Foreign currency translation adjustments	29	4	94	6
Unrealized (loss) gain on available-for-sale securities	(279)	217	533	379
Comprehensive loss	(62,196)	(26,781)	(320,516)	(109,228)

(1) Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cost of revenue	$4,307	$3,595	$15,950	$13,614
Technology and development	6,572	6,288	29,608	23,275
Marketing	1,069	736	4,093	2,350
General and administrative	4,638	4,667	18,606	15,483
Total	$16,586	$15,286	$68,257	$54,722

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Year Ended December 31,
	2022	2021
Operating Activities
Net loss	$(321,143)	$(109,613)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	64,907	46,906
Stock-based compensation	68,257	54,722
Amortization of debt discount and issuance costs	6,137	4,989
Non-cash lease expense	16,234	11,630
Impairment costs	1,136	—
Net loss on IRLCs, forward sales commitments, and loans held for sale	14,427	815
Change in fair value of mortgage servicing rights, net	(801)	—
Gain on extinguishment of convertible senior notes	(57,193)	—
Other	3,791	(4,227)
Change in assets and liabilities:
Accounts receivable, net	24,411	(7,149)
Inventory	243,948	(309,063)
Prepaid expenses and other assets	(5,904)	(12,248)
Accounts payable	(2,472)	3,059
Accrued and other liabilities, deferred tax liabilities, and payroll tax liabilities, noncurrent	(46,454)	25,791
Lease liabilities	(18,452)	(13,268)
Origination of mortgage servicing rights	(3,140)	—
Proceeds from sale of mortgage servicing rights	1,662	—
Origination of loans held for sale	(3,949,442)	(986,982)
Proceeds from sale of loans originated as held for sale	4,000,582	993,070
Net cash provided by (used in) operating activities	40,491	(301,568)
Investing activities
Purchases of property and equipment	(21,531)	(27,492)
Purchases of investments	(182,466)	(146,274)
Sales of investments	17,545	98,687
Maturities of investments	99,455	106,773
Cash paid for acquisition, net of cash, cash equivalents, and restricted cash acquired	(97,341)	(608,000)
Net cash used in investing activities	(184,338)	(576,306)
Financing activities
Proceeds from the issuance of common stock pursuant to employee equity plans	11,528	22,772
Tax payments related to net share settlements on restricted stock units	(7,498)	(27,066)
Borrowings from warehouse credit facilities	3,938,265	942,993
Repayments to warehouse credit facilities	(3,989,407)	(948,979)
Borrowings from secured revolving credit facility	565,334	624,828
Repayments to secured revolving credit facility	(765,114)	(448,996)
Cash paid for secured revolving credit facility issuance costs	(733)	(527)
Proceeds from issuance of convertible senior notes, net of issuance costs	—	561,529
Purchases of capped calls related to convertible senior notes	—	(62,647)
Conversions of convertible senior notes	—	(2,159)
Principal payments under finance lease obligations	(855)	(796)
Repurchases of convertible senior notes	(83,614)	—
Other financing payables	—	(10,611)
Net cash (used in) provided by financing activities	(332,094)	650,341
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(94)	(6)
Net change in cash, cash equivalents, and restricted cash	(476,035)	(227,539)
Cash, cash equivalents, and restricted cash:
Beginning of period	718,281	945,820
End of period	$242,246	$718,281

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021
Monthly average visitors (in thousands)	43,847	50,785	52,698	51,287	44,665	49,147	48,437	46,202
Real estate services transactions
Brokerage	12,743	18,245	20,565	15,001	19,428	21,929	21,006	14,317
Partner	2,742	3,507	3,983	3,417	4,603	4,755	4,597	3,944
Total	15,485	21,752	24,548	18,418	24,031	26,684	25,603	18,261
Real estate services revenue per transaction
Brokerage	$10,914	$11,103	$11,692	$11,191	$10,900	$11,107	$11,307	$10,927
Partner	2,611	2,556	2,851	2,814	2,819	2,990	3,195	3,084
Aggregate	9,444	9,725	10,258	9,637	9,352	9,661	9,850	9,233
U.S. market share by units(1)	0.76%	0.80%	0.82%	0.79%	0.78%	0.78%	0.77%	0.75%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	57%	58%	59%	57%	61%	62%	64%	62%
Average number of lead agents	2,022	2,293	2,640	2,750	2,485	2,370	2,456	2,277
RedfinNow homes sold	474	530	423	617	600	388	292	171
Revenue per RedfinNow home sold	538,788	550,903	604,120	608,851	622,519	599,963	571,670	525,765
Mortgage originations by dollars (in millions)	$1,036	$1,557	$1,565	$159	$242	$258	$261	$227
Mortgage originations by units (in ones)	2,631	3,720	3,860	414	591	671	749	632

	Year Ended December 31,
	2022	2021
Monthly average visitors (in thousands)	49,654	47,113
Real estate services transactions
Brokerage	66,554	76,680
Partner	13,649	17,899
Total	80,203	94,579
Real estate services revenue per transaction
Brokerage	$11,269	$11,076
Partner	2,718	3,020
Aggregate	9,814	9,551
U.S. market share by units(1)	0.80%	0.77%
Revenue from top-10 markets as a percentage of real estate services revenue	58%	62%
Average number of lead agents	2,426	2,396
RedfinNow homes sold	2,044	1,451
Revenue per RedfinNow home sold	$576,599	$594,268
Mortgage originations by dollars (in millions)	$4,317	$988
Mortgage originations by units (in ones)	10,625	2,643
(1) Prior to the second quarter of 2022, we reported our U.S. market share based on the aggregate home value of our real estate services transactions, relative to the aggregate value of all U.S. home sales, which we computed based on the mean sale price of U.S. homes provided by the National Association of REALTORS® (“NAR”). Beginning in the second quarter of 2022, NAR (1) revised its methodology of computing the mean sale price, (2) restated its previously reported mean sale price beginning from January 2020 (and indicated that previously reported mean sale price prior to January 2020 is not comparable), and (3) discontinued publication of the mean sale price as part of its primary data set. Due to these changes, as of the second quarter of 2022, we report our U.S. market share based on the number of homes sold, rather than the dollar value of homes sold. Our market share by number of homes sold has historically been lower than our market share by dollar value of homes sold. We also stopped reporting the aggregate home value of our real estate services transactions.

Redfin Corporation and Subsidiaries
Segment Reporting and Reconciliation of Adjusted EBITDA to Net Income (Loss)
(unaudited, in thousands)

	Three Months Ended December 31, 2022
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Revenue	$146,242	$260,629	$40,931	$28,420	$6,342	$(2,900)	$479,664
Cost of revenue	119,913	278,761	9,647	30,936	5,872	(2,900)	442,229
Gross profit	26,329	(18,132)	31,284	(2,516)	470	—	37,435
Operating expenses
Technology and development	25,052	3,794	15,360	798	616	1,421	47,041
Marketing	8,293	282	14,258	1,364	26	15	24,238
General and administrative	20,594	2,138	23,990	7,633	960	7,574	62,889
Restructuring and reorganization	—	—	—	—	—	21,798	21,798
Total operating expenses	53,939	6,214	53,608	9,795	1,602	30,808	155,966
Loss from operations	(27,610)	(24,346)	(22,324)	(12,311)	(1,132)	(30,808)	(118,531)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	—	(1,924)	291	50	88	58,080	56,585
Net loss	$(27,610)	$(26,270)	$(22,033)	$(12,261)	$(1,044)	$27,272	$(61,946)

	Three Months Ended December 31, 2022
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Net loss	$(27,610)	$(26,270)	$(22,033)	$(12,261)	$(1,044)	$27,272	$(61,946)
Interest income(1)	—	(752)	(23)	(3,203)	(88)	(3,819)	(7,885)
Interest expense(2)	—	2,666	—	2,981	—	2,136	7,783
Income tax expense	—	10	(288)	(174)	—	153	(299)
Depreciation and amortization	4,569	552	10,133	1,013	274	927	17,468
Stock-based compensation(3)	7,008	528	2,709	1,542	345	4,454	16,586
Acquisition-related costs(4)	—	—	—	—	—	—	—
Restructuring and reorganization(5)	—	—	—	—	—	21,798	21,798
Impairment(6)	—	—	—	—	—	224	224
Gain on extinguishment of convertible senior notes	—	—	—	—	—	(57,193)	(57,193)
Adjusted EBITDA	$(16,033)	$(23,266)	$(9,502)	$(10,102)	$(513)	$(4,048)	$(63,464)
(1) Interest income includes $3.2 million of interest income related to originated mortgage loans for the three months ended December 31, 2022.
(2) Interest expense includes $2.9 million of interest expense related to our warehouse credit facilities for the three months ended December 31, 2022.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June and October 2022 workforce reductions.
(6) Impairment consists of an impairment loss due to subleasing one of our operating leases.

	Three Months Ended December 31, 2021
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Revenue	$224,732	$377,065	$38,923	$3,996	$3,347	$(5,006)	$643,057
Cost of revenue	149,529	373,105	6,774	6,690	3,941	(5,006)	535,033
Gross profit	75,203	3,960	32,149	(2,694)	(594)	—	108,024
Operating expenses
Technology and development	20,727	3,724	13,876	2,582	990	1,995	43,894
Marketing	11,923	466	9,450	149	104	305	22,397
General and administrative	23,842	2,828	25,530	2,620	823	11,319	66,962
Restructuring and reorganization	—	—	—	—	—	—	—
Total operating expenses	56,492	7,018	48,856	5,351	1,917	13,619	133,253
Loss from operations	18,711	(3,058)	(16,707)	(8,045)	(2,511)	(13,619)	(25,229)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	—	(1,723)	2,777	1	1	(2,829)	(1,773)
Net loss	$18,711	$(4,781)	$(13,930)	$(8,044)	$(2,510)	$(16,448)	$(27,002)

	Three Months Ended December 31, 2021
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Net loss	$18,711	$(4,781)	$(13,930)	$(8,044)	$(2,510)	$(16,448)	$(27,002)
Interest income(1)	—	(2)	—	(424)	(1)	(159)	(586)
Interest expense(2)	—	1,725	—	431	—	2,214	4,370
Income tax expense	—	—	(2,177)	—	—	1,433	(744)
Depreciation and amortization	3,583	554	9,307	387	247	525	14,603
Stock-based compensation(3)	8,963	1,492	994	820	348	2,669	15,286
Adjusted EBITDA	$31,257	$(1,012)	$(5,806)	$(6,830)	$(1,916)	$(9,766)	$5,927
(1) Interest income includes $0.4 million of interest income related to originated mortgage loans for the three months ended December 31, 2021.
(2) Interest expense includes $0.4 million of interest expense related to our warehouse credit facilities for the three months ended December 31, 2021.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program.

	Year ended December 31, 2022
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Revenue	$787,076	$1,202,651	$155,910	$132,904	$23,684	$(17,783)	$2,284,442
Cost of revenue	608,027	1,225,717	33,416	126,552	22,460	(17,783)	1,998,389
Gross profit	179,049	(23,066)	122,494	6,352	1,224	—	286,053
Operating expenses
Technology and development	105,196	17,326	59,899	6,034	3,591	4,204	196,250
Marketing	98,673	2,762	51,064	4,889	199	484	158,071
General and administrative	88,171	11,203	92,728	25,680	3,307	33,504	254,593
Restructuring and reorganization	—	—	—	—	—	40,469	40,469
Total operating expenses	292,040	31,291	203,691	36,603	7,097	78,661	649,383
Loss from operations	(112,991)	(54,357)	(81,197)	(30,251)	(5,873)	(78,661)	(363,330)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	(123)	(7,607)	1,389	(114)	140	48,502	42,187
Net loss	$(113,114)	$(61,964)	$(79,808)	$(30,365)	$(5,733)	$(30,159)	$(321,143)

	Year ended December 31, 2022
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Net loss	$(113,114)	$(61,964)	$(79,808)	$(30,365)	$(5,733)	$(30,159)	$(321,143)
Interest income(1)	—	(1,266)	(24)	(10,499)	(143)	(5,181)	(17,113)
Interest expense(2)	—	8,859	—	8,580	—	8,778	26,217
Income tax expense	—	10	(1,077)	—	—	1,193	126
Depreciation and amortization	17,526	2,335	38,683	3,438	1,089	1,836	64,907
Stock-based compensation(3)	36,652	5,238	11,319	4,132	1,496	9,420	68,257
Acquisition-related costs(4)	—	—	—	—	—	2,437	2,437
Restructuring and reorganization(5)	—	—	—	—	—	40,469	40,469
Impairment(6)	—	—	—	—	—	1,136	1,136
Gain on extinguishment of convertible senior notes	—	—	—	—	—	(57,193)	(57,193)
Adjusted EBITDA	$(58,936)	$(46,788)	$(30,907)	$(24,714)	$(3,291)	$(27,264)	$(191,900)
(1) Interest income includes $10.5 million of interest income related to originated mortgage loans for the year ended December 31, 2022.
(2) Interest expense includes $8.5 million of interest expense related to our warehouse credit facilities for the year ended December 31, 2022.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June and October 2022 workforce reductions.
(6) Impairment consists of an impairment loss due to subleasing one of our operating leases.

	Year ended December 31, 2021
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Revenue	$903,334	$880,653	$121,877	$19,818	$13,609	$(16,526)	$1,922,765
Cost of revenue	603,320	870,052	21,739	26,096	14,264	(16,526)	1,518,945
Gross profit	300,014	10,601	100,138	(6,278)	(655)	—	403,820
Operating expenses
Technology and development	81,588	13,237	41,492	10,396	2,528	7,477	156,718
Marketing	98,746	1,889	36,174	561	209	1,161	138,740
General and administrative	84,655	9,593	71,943	8,306	2,288	41,530	218,315
Restructuring and reorganization	—	—	—	—	—	—	—
Total operating expenses	264,989	24,719	149,609	19,263	5,025	50,168	513,773
Loss from operations	35,025	(14,118)	(49,471)	(25,541)	(5,680)	(50,168)	(109,953)
Interest income, interest expense, income tax benefit, and other expense, net	(87)	(4,261)	3,301	3	2	1,382	340
Net income (loss)	$34,938	$(18,379)	$(46,170)	$(25,538)	$(5,678)	$(48,786)	$(109,613)

	Year ended December 31, 2021
	Real estate services	Properties	Rentals	Mortgage	Other	Corporate Overhead and Intercompany Eliminations	Total
Net loss	$34,938	$(18,379)	$(46,170)	$(25,538)	$(5,678)	$(48,786)	$(109,613)
Interest income(1)	—	(9)	—	(1,598)	(2)	(619)	(2,228)
Interest expense(2)	—	4,271	—	1,666	—	7,490	13,427
Income tax expense	—	—	(2,699)	—	—	(3,408)	(6,107)
Depreciation and amortization	13,282	1,888	27,607	1,406	761	1,962	46,906
Stock-based compensation(3)	34,662	5,177	1,311	2,985	856	9,731	54,722
Acquisition-related costs(4)	—	—	—	—	—	7,925	7,925
Restructuring and reorganization(5)	—	—	—	—	—	—	—
Adjusted EBITDA	$82,882	$(7,052)	$(19,951)	$(21,079)	$(4,063)	$(25,705)	$5,032
(1) Interest income includes $1.6 million of interest income related to originated mortgage loans for the year ended December 31, 2021.
(2) Interest expense includes $1.7 million of interest expense related to our warehouse credit facilities for the year ended December 31, 2021.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisition of Rent.

Redfin Corporation and Subsidiaries
Reconciliation of Adjusted EBITDA Guidance to Net Loss Guidance
(unaudited, in millions)

	Three Months Ended March 31, 2023
	Low	High
Net loss	$(116)	$(105)
Depreciation and amortization	17	17
Stock-based compensation	20	20
Restructuring and reorganization	1	1
Gain on extinguishment of convertible senior notes	(7)	(7)
Adjusted EBITDA	$(84)	$(73)